UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 13, 2014

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 13, 2014, Sally Beauty Holdings, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter and the full year ended September 30, 2014 (the “Earnings Release”).

ITEM 7.01.  REGULATION FD DISCLOSURE

The Earnings Release also provides an update on the Company’s strategy and business outlook.

ITEM 8.01 OTHER EVENTS

Appointment of Brian E. Walker as Senior Vice President, Chief Human Resources Officer

On November 11, 2014, the Company’s Board of Directors (the “Board”) appointed Brian E. Walker, age 47, to the position of Senior Vice President, Chief Human Resources Officer of the Company, effective as of January 5, 2015.  Prior to joining the Company, Mr. Walker has held numerous executive positions in human resources, including his current role as Vice President, HR, at Kimberly Clark International, a position he has held since May 2011, and various positions at Walmart Stores, Inc. from 1993 to 2010, most recently as Vice President, HR, Asia Region from October 2006 to September 2010.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                               See exhibit index.

All of the information furnished in Items 2.02, 7.01 and 9.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:                  November 13, 2014

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ Matthew O. Haltom
Name:	Matthew O. Haltom
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release reporting financial results for the quarter and full year ended September 30, 2014, issued by Sally Beauty Holdings, Inc. on November 13, 2014